Exhibit 99.1

Future FinTech Announces the Appointment of
Hu Li as the New CEO

NEW YORK, August 9, 2024 /PRNewswire/ -- Future Fintech Group Inc. (NASDAQ: FTFT), (hereinafter referred to as “Future FinTech”, “FTFT” or the “Company”), a comprehensive financial and digital technology service provider, today announced that its Board of Directors (the “Board”) approved the appointment of Mr. Hu Li as Chief Executive Officer (“CEO”), President and a member of the Board of the Company, effective August 5, 2024.

Mr. Li will be fully responsible for the operation and management of the Company, helping it to expand internationally, manage its investment and financing activities, and promote the Company’s continued strategic transformation and development. Mr. Li replaces Mr. Shanchun Huang as Chief Executive Officer effective August 5, 2024. Mr. Huang resigned as CEO, President and a member of the Board for personal reasons, and not because of any disagreement with the Company, its management or its directors.

Mr. Hu Li has served as a director and Chief Executive Officer of FTFT International Securities and Futures Limited, a wholly owned subsidiary of the Company since January 2024, and as Corporate Secretary of the Company since June 2019. Since September 2021, he has served as an independent Director of Shineco Inc. (Nasdaq: SISI). Mr. Li served as the chief supervisor of Anhui Yihai Mining Equipment Co., Ltd., a public company in the China NEEQ stock market (stock symbol: 831451) from February 2018 to July 2021. From September 2015 to February 2018, Mr. Li served as the Vice General Manager of Shaanxi Huipu Financial Leasing Co., Ltd. Mr. Li obtained his master’s degree in Business Administration (MBA) from Xi’an Technology University in 2008 and bachelor’s degree from Xi’an Fanyi University in 1996.

Mr. Foyou Li, Future FinTech’s Chairman of the Board, said, “Mr. Hu Li is an excellent executive, having joined the Company five years ago, and he has made many outstanding contributions during this period. Further, Mr. Li has played an important role as the Company transitioned into a fintech company with a diversified portfolio of financial services businesses. Mr. Li has accumulated deep knowledge of our new business and rich management experience during the past five years with the Company. I am very pleased that he has agreed to assume the responsibility as the Company’s new Chief Executive Officer and believe that Mr. Li will fulfill the mission of the Company and take it to new heights of achievement and success.”

Mr. Hu Li, said, “I attach great importance to this new appointment and opportunity. First of all, I would like to thank Mr. Shanchun Huang for his great contributions to the Company over the years. Future FinTech’s success and development cannot be separated from the leadership and guidance of Mr. Huang as he effectively developed our corporate structure and current positioning in the fintech industry. I plan to continue to work shoulder to shoulder with the Future FinTech team to help the Company to achieve sustainable development and accelerate the implementation of our global strategic growth plan. As CEO of Future FinTech, my mission is to lead the organization, set its goals and market strategies, and leverage my executive experience to the benefit of our customers, employees and shareholders worldwide.”

About Future Fintech Group Inc.

Future FinTech Group Inc. (NASDAQ: FTFT) is a comprehensive financial and digital technology service provider. The Company, through its subsidiaries, conducts asset management, brokerage and investment banking services in Hong Kong, operates a cross-border payment business in the United Kingdom, and engages in supply chain trading and finance businesses in China. In addition, the Company has initiated digital asset mining farm operations in the United States. FTFT adheres to the concept of improving financial services with digital and internet technology, and provides its business and individual customers with stable, safe and efficient digital financial services. For more information, please visit www.ftft.com.

Safe Harbor Statement

Certain of the statements made in this press release are “forward-looking statements” within the meaning and protections of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance, capital, ownership or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target” and other similar words and expressions of the future.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2023 and our other reports and filings with SEC. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov. We have no obligation and do not undertake to update, revise or correct any of the forward-looking statements after the date hereof, or after the respective dates on which any such statements otherwise are made.

IR Contact:
Future FinTech Group Inc.
Tel: +1-888-622-1218
Email: ir@ftft.com

SOURCE: Future FinTech Group Inc.

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